COMMON STOCK AND WARRANTS PURCHASE AGREEMENT

                         GALAXY NUTRITIONAL FOODS, INC.

     COMMON STOCK AND WARRANTS PURCHASE AGREEMENT is entered into effective as of June 28, 2002 (the "Agreement"), between the Investor signatory hereto ("Investor") and Galaxy Nutritional Foods, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase in the aggregate (a) up to $1,500,000 worth of shares of Common Stock of the Company and (b) warrants to purchase shares of the Common Stock of the Company;

     WHEREAS, such investment will be made in reliance upon the provisions of Regulation S and/or Section 4(2) ("Section 4(2)") and/or 4(6) of the United States Securities Act and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1. Definitions

     The following capitalized terms shall have the meanings ascribed to them below:

     "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     "CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for purchase or otherwise acquire Capital Shares or any such convertible or exchangeable securities.

     "CLOSING" shall mean the closing of the purchase and sale of the Purchased Shares and the Warrants pursuant to Section 2.1.

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     "CLOSING DATE" shall mean 10:00 a.m. on the date hereof, or such other time as the Company and the Investor may mutually agree, provided all the conditions thereto have been satisfied or waived on such date.

     "COMMON STOCK" shall mean the Company's common stock, $0.01 par value per share.

     "DAMAGES" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

     "DISCLOSURE SCHEDULE" shall mean the written disclosure schedule, if any, delivered on or prior to the date hereof by the Company to the Investor that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

     "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

     "ENVIRONMENTAL LAWS" shall mean foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

     "ESCROW AGENT" shall have the meaning set forth in the Escrow Agreement.

     "ESCROW AGREEMENT" shall mean the Escrow Agreement in substantially the form of Exhibit A hereto executed and delivered contemporaneously with this Agreement.

     "EXCALIBUR WARRANT" shall mean the warrant to purchase shares of Common Stock issued by the Company to Excalibur Limited Partnership pursuant to the Bridge Note (as defined in Section 2.1(b)).

     "EXCALIBUR WARRANT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Excalibur Warrant.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" shall mean United States generally accepted accounting principles as shall be in effect from time to time.

     "H&H SHARES" shall mean that number of shares of Common Stock equal to (i) one and one half percent (1.5%) of the aggregate consideration received for the Purchased Shares at the Closing, divided by (ii) Market Price at Closing.

     "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS" shall mean the Irrevocable Transfer Agent Instructions, in the form of Exhibit B attached hereto, from the Company to the Company's transfer agent.

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     "ISSUE DATE" shall mean the date on which Purchased Shares and the Warrants are issued pursuant to Article II.

     "LEGEND" shall mean the legend set forth in Section 9. 1.

     "MARKET PRICE" on any given date shall mean the average of the closing bid price of the Common Stock on the Principal Market (as reported by Bloomberg L.P.) during the five (5) Trading Days ending on the Trading Day immediately prior to the date for which the Market Price is to be determined.

     "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under the Transaction Documents in any material respect, other than general economic conditions or general economic trends.

     "PRINCIPAL MARKET" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or market, the OTC Bulletin Board.

     "PURCHASE PRICE" with respect to the issuance and sale of the shares of Common Stock purchased at the Closing shall mean the lower of:

          (a) the greater of (i) eighty-five percent (85%) of the Market Price of the Common Stock on the Closing Date, or (ii) $4.05; or
          (b)  $4.25.

     "PURCHASED SHARES" shall mean the Common Stock purchased pursuant to this Agreement.

     "REGISTRABLE SECURITIES" shall mean the Purchased Shares (including any shares issuable pursuant to the antidilution provisions of Section 2.3 hereof), the H&H Shares, the Stonestreet Shares, the Warrant Shares and the Excalibur Warrant Shares until the earliest of (i) all Registration Statements have been declared effective by the SEC, and all Purchased Shares and Warrant Shares have been disposed of pursuant to the Registration Statements, (ii) all Purchased Shares, H&H Shares, Stonestreet Shares, Warrant Shares and Excalibur Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Purchased Shares, H&H Shares, Stonestreet Shares, Warrant Shares and Excalibur Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (iv) such time as, in the opinion of counsel to the Company, all Purchased Shares, H&H Shares, Stonestreet Shares, Warrant Shares and

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Excalibur  Warrant  Shares may be sold within a three-month  period  pursuant to
Rule 144 (or any similar provision then in effect) under the Securities Act, assuming for this purpose only that the holders hereof are not officers, directors, affiliates or control persons of the Company or (v) two years from the date hereof.

     "REGISTRATION   RIGHTS  AGREEMENT"  shall  mean  the  Registration   Rights
Agreement by and among the Investor, the Company and the other signatories thereto regarding the filing of Registration Statements for the resale of the Registrable Securities, substantially in the form attached hereto as Exhibit C.

     "REGISTRATION STATEMENT" shall mean any registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor under the Securities Act of Registrable Securities.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC DOCUMENTS" shall mean each report, proxy statement and registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act from the initial filing with the SEC through the date hereof.

     "SECURITIES" shall mean collectively the Purchased Shares, the H&H Shares, the Stonestreet Shares, the Warrants and the Warrant Shares.

     "STONESTREET SHARES" shall mean that number of shares of Common Stock equal to (i) two and one half percent (2.5%) of the aggregate consideration received for the Purchased Shares at the Closing, divided by (ii) the Market Price at Closing.

     "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

     "TRANSACTION DOCUMENTS" shall mean this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and each of the other agreements, documents and instruments entered into and delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

     "WARRANTS"  shall  mean the  warrants  issued at the  Closing  pursuant  to
Section 2.1 hereof, in substantially the form of Exhibit E attached hereto.

     "WARRANT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

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                                   ARTICLE II

               PURCHASE AND SALE OF PURCHASED SHARES AND WARRANTS

Section 2.1. Investment.
             -----------

     (a) Upon the terms and subject to the conditions set forth herein, on the Closing Date, the Company shall sell, and the Investor shall purchase, (i) an aggregate number of shares of Common Stock equal to $1,500,000 divided by the Purchase Price (rounded down to the nearest share) and (ii) Warrants for the purchase of an aggregate number of shares of Common Stock equal to the one-third (1/3) of the Purchased Shares (rounded down to the nearest share), such Warrants to have an exercise price per share equal to one hundred fifteen percent (115%) of the Market Price.

     (b) The Closing shall occur on the Closing Date at the Escrow Agent's offices, at which time the Escrow Agent (x) shall release to the Investor certificates representing the Purchased Shares (or duly executed Irrevocable Transfer Agent Instructions) and Warrants to be issued on the Closing Date and
(y) shall release to the Company the entire amount of the aggregate Purchase Price in immediately available funds (after all fees have been paid as set forth in the Escrow Agreement), in accordance with the terms of the Escrow Agreement; provided, however, that the Company and Investor authorize and instruct the Escrow Agent to retain $550,000 of the aggregate Purchase Price (the "Note Repayment Amount") and pay same directly to Excalibur Limited Partnership in full satisfaction and cancellation of the $550,000 Promissory Note dated June 26, 2002 issued by the Company to Excalibur Limited Partnership (the "Bridge Note"), which original Bridge Note shall have been delivered to the Escrow Agent for cancellation and the Escrow Agent shall thereupon release the cancelled Bridge Note to the Company.

     (c) The Closing shall be subject to the parties' satisfaction of the conditions to Closing set forth below:

          (i) The obligation of the Company hereunder to issue and sell the Purchased Shares and the Warrants to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Investor with prior written notice thereof:

               (A) The Investor shall have executed each of the Transaction Documents to be executed by it and delivered the same to the Company.

               (B) The Escrow Agent shall have delivered to the Company the Purchase Price for the Purchased Shares and the Warrants being purchased by the Investor at the Closing (less the Note Repayment Amount and less any amounts withheld pursuant to the Escrow Agreement) by wire transfer of immediately available funds for the balance of the Purchase Price pursuant to the written wire instructions provided by the Company.

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               (C)  The  representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Investor at or prior to the Closing Date.

          (ii) The obligation of Investor to purchase the Purchased Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

               (A) The Company shall have executed each of the Transaction Documents to be executed by it and delivered the same to Investor.

               (B) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been suspended by the Principal Market or the SEC at any time beginning on the date hereof and through and including the Closing Date, and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

               (C) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time
               (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Investor shall have received a certificate, executed by the Company's Chief Executive Officer, dated as of the Closing Date, to the foregoing effect.

               (D) The Company shall have executed and delivered (or shall have caused the Escrow Agent to deliver) to Investor the Warrants (in such denominations as Investor shall request) being purchased by Investor at the Closing.

               (E) The Company shall have delivered the Irrevocable Transfer Agent Instructions to its transfer agent, and such transfer agent shall have acknowledged receipt thereof in writing.

               (F) The Company shall have delivered to Investor a certificate evidencing the due incorporation and good standing of the Company and

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               each Subsidiary in such corporation's state of incorporation (and in any states where such entities are required to be qualified to do business) issued by the Secretary of State of such states as of a date within ten (10) days of the Closing Date.

               (G) The Company shall have delivered to Investor a certificate, executed by the Company's Secretary dated the Closing Date, as to
               (i) the Resolutions described in Section 4.2, (ii) the Certificate of Incorporation, and (iii) the Bylaws, each as in effect on the Closing Date.

     (d) Anything to the contrary notwithstanding, in the event the Closing does not occur by July 3, 2002, the Investor shall have no further obligation to purchase and the Company shall have no further obligation to sell the Securities and this Agreement shall be terminated (provided, however, the Company shall remain responsible for the payment of all reasonable expenses of the Investor, including legal fees), subject to the limitations on fees set forth in Section
13.5 hereof.

Section 2.2 LIQUIDATED DAMAGES. The parties hereto acknowledge and agree that the sums payable pursuant to this Agreement and the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to timely effect the registration of the Registrable Securities or otherwise perform hereunder and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

Section 2.3 Rights of Investor upon Dilutive Issuances.
            ------------------------------------------

     (a) Issuances at Less Than the Purchase Price. Until the earlier of the date following the date on which the Company, through the offering of Capital Shares or Capital Shares Equivalents, generates or raises $6 million in gross proceeds, and December 31, 2002 (the "MFN Period"), upon the issuance or sale by the Company of:

               (i) Common Stock for a Per Share Selling Price less than the Purchase Price (as adjusted for any stock splits, combinations, reorganizations or similar events); or

               (ii) any Stock Purchase Rights where the Per Share Selling Price for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Purchase Price (as adjusted for any stock splits, combinations, reorganizations or similar events); or

               (iii)any Convertible Securities where the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of

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such  Convertible  Securities shall be less than the Purchase Price (as adjusted for any stock splits, combinations, reorganizations or similar events);

other than an issuance of Common Stock pursuant to Section 2.3( f) below (any such issuance shall be referred to hereinafter as a "Dilutive Issuance"), then forthwith upon such issue or sale, the Purchase Price of the Purchased Shares sold to the Investor hereunder and then owned by them or their permitted assignees shall be adjusted downward to equal such lower Per Share Selling Price and Investor shall be entitled to receive the additional shares of Common Stock as provided by Section 2.3(c) below. The Company shall give to the Investor written notice of any such sale within 24 hours of the closing of any such sale.

     (b)  DEFINITIONS.   For  purposes  of  this  Section  2.3,  the   following
provisions will be applicable:

               (i) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

               (ii) "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

               (iii)Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

               (iv) The term "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock. In the event the Company in connection with such transaction pays a fee in excess of 6%, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale in a capital raising transaction of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the excess fee amount, if any, as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, each over the life of such securities.

               (v) "Variable Rate Transaction" means a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the

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occurrence of specified or contingent  events directly or indirectly  related to the business of the Company or the market for the Common Stock, or (b) any securities of the Company issued or issuable pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act.

               (vi) "MFN Transaction" means a transaction in which the Company issues or sells any equity securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the "New Investor") the right to receive additional shares based upon future equity raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

               (vii) DETERMINATION OF CONSIDERATION. The "consideration actually received" by the Company for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

                    (A) CASH PAYMENT. In the case of cash, the net amount received by the Company after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale;

                    (B) NONCASH PAYMENT. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair market value of such consideration as determined in good faith by the Company's Board of Directors; and

                    (C) STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. The total consideration, if any, received by the Company as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

     (c) ADJUSTMENT MECHANISM. If an adjustment of the Purchase Price is required pursuant to Section 2.3(a), the Company shall deliver to the Investor within three (3) business days of the closing of the transaction giving rise to the adjustment (the "Delivery Date") such number of additional shares of Common Stock equal to (i) to the aggregate Purchase Price paid by Investor divided by the adjusted per share purchase price as required under Section 2.3(a), minus
(ii) the total number of shares of Common Stock previously delivered to Investor hereunder which are being used as the basis for this adjustment.

     (d) CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 2.3 shall be applied in a fair, equitable and reasonable manner so as to give effect to the purposes hereof.

     (e) EXCLUSIONS. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of any Purchase Price in the case of (i) the issuance or sale of Stock Purchase Rights, and Common Stock issuable upon the exercise thereof, to directors,

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

officers, employees or consultants of the Company pursuant to stock option or stock purchase plans or agreements in existence on the date of this filing, whether "qualified" for tax purposes or not, or pursuant to plans or arrangements approved by the Board of Directors or stockholders, (ii) the issuance of Common Stock pursuant to Stock Purchase Rights and Convertible Securities outstanding as of the date of this Agreement, including upon the conversion of the Series A Preferred Stock (so long as effected pursuant to the conversion terms of the Series A Certificate of Designation as it exists on the date hereof); (iii) the issuance of Capital Shares, Stock Purchase Rights or Convertible Securities in the acquisition of another company or in connection with any strategic alliance, joint venture or partnership with another company, so long as the primary purpose thereof is not the raising of capital; (iv) the issuance of Capital Shares, Stock Purchase Rights or Convertible Securities to commercial lenders, equipment lessors, vendors, suppliers or providers of goods or services to the Company (subject, in each case, to the good faith determination by the Company's Board of Directors that any non-cash consideration received in exchange for such securities of the Company is at least equal to the fair market value of such securities), and (v) the issuance of Capital Shares and Stock Purchase Rights in customary amounts to underwriters, brokers, or finders in connection with fundraising (debt or equity) activities. The issuances or sales described in the preceding clauses
(i), (ii), (iii), (iv) and (v) shall be ignored for purposes of calculating any adjustment to the Purchase Price.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1. INTENT. Investor is entering into this Agreement for its own account and not with a view to, or for sale in connection with, any distribution of the Securities. Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold such Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Securities.

Section 3.3. DUE EXECUTION, POWER AND AUTHORITY. This Agreement and each of the Transaction Documents that is required to be executed by Investor has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Investor has the requisite power and authority to enter into the Agreement, to purchase the Securities and perform its obligations under the terms of the Agreement.

Section 3.4. NOT AN AFFILIATE. Investor is not an officer, director or "AFFILIATE" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company as Investor has requested (the "Requested Information"). Investor acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has reviewed the
Requested Information and copies of all SEC Documents deemed relevant by Investor in order for it to make an informed decision to purchase the Securities. Investor acknowledges that the Company will file its Annual Report on Form 10-K after the Closing Date and that such Annual Report will contain information that a potential purchaser of the Common Stock could determine is material to such purchaser's investment decision. The Investor further acknowledges that the Company has recommended and requested that the Investor conduct a complete and comprehensive review of the Company's Annual Report before making its investment decision and purchasing the Securities. In the event the Investor elects to purchase the Securities prior to its comprehensive review of the Company's Annual Report and thereby foregoing its opportunity to obtain further information about the matters set forth therein, the Investor agrees not to assert a claim or to initiate or maintain any lawsuit, action or other proceeding against the Company, its officers, directors, or employees arising out of the Investor's purchase of the Securities based on any theory of securities laws violations, negligence, misrepresentation or fiduciary duty related to the matters to be disclosed in the Company's Annual Report.

Section 3.6. MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

Section 4.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted. The Company's Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated and have the requisite corporate power and authority to own and operate their properties and assets and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. AUTHORITY. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities pursuant to their respective terms; (ii) the execution, issuance and delivery of the Transaction Documents, the Common Stock certificates and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) the Transaction Documents, when executed and delivered by the Company and the parties hereto, shall constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance the number shares of Common Stock required hereunder. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Securities. The Company further acknowledges that its obligation to issue Common Stock under this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under the Bankruptcy Code.

Section 4.3. CAPITALIZATION. The authorized capital stock of the Company immediately prior to the Closing will consist of (i) 85,000,000 shares of Common Stock, $0.01 par value per share, of which 11,541,043 shares were issued and outstanding as of June 27, 2002, and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which 200,000 have been designated "Series A Preferred Stock," 72,646 of which are issued and outstanding immediately prior to the Closing. The Company has no authorized or outstanding shares of preferred stock or other equity securities except as disclosed herein. Except for (i) outstanding options and warrants as set forth in the SEC Documents and (ii) as set forth in the Disclosure Schedule, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

Section 4.4. COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all material requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the American Stock Exchange, and except as set forth in the SEC Documents, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such posting or listing.

Section 4.5. SEC DOCUMENTS. The Company has not provided the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents (taking into accounts amendments thereto) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which were not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or were not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements. No other written information provided by or on behalf of the Company to the Investor that is not included in the SEC Documents, including, without limitation, information referred to in Section 3.5 of this Agreement and the representations and warranties contained herein or in any schedule or exhibit hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

Section 4.6. EXEMPTION FROM REGISTRATION; VALID ISSUANCES. Subject to the accuracy of the Investor's representations in Article III and substantially similar representations to be made on exercise of the Warrants, the Company's sale of the Securities and its issuance of the Warrants under this Agreement do not, and the Company's issuance of Common Stock on the exercise of the Warrants will not, require registration under the Securities Act and/or any applicable state securities law presently in effect. When issued and paid for in accordance with this Agreement and the Warrants, the Purchased Shares, the H&H Shares, the Stonestreet Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Securities pursuant to, nor the Company's performance of its obligations under, the Transaction Documents will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon any of the Securities or, except as contemplated herein, any of the assets of the Company, or (ii) be subject to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company other than pursuant to anti-dilution and similar rights granted by the Company. None of the Securities will subject the Investor to personal liability to the Company or its creditors by reason of an Investor's possession thereof.

Section 4.7. NO DIRECTED SELLING, GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has engaged in or will engage in any directed selling efforts in violation of the requirements of Regulation S, (ii) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (iii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

Section 4.8. NO CONFLICTS. The Company's execution, delivery and performance of the Transaction Documents, and the Company's consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not otherwise in violation of any term of or in default under its Certificate of Incorporation, or its Bylaws, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company (including, without limitation, all rules and regulations of the Food and Drug Administration and the United States Department of Agriculture), except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The Company's business is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required by the Securities Act and any applicable state or non-U. S. securities or similar laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory organization, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence on or prior to the date hereof have been obtained or effected. The Company is not in violation of the listing or posting requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

Section 4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2001, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in any SEC Documents filed at least five (5) days prior to the date hereof and available on EDGAR or to be disclosed in the Company's 10-K for the year ended March 31, 2002 to be filed on or before July 11, 2002.

Section 4.10. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS, OR CIRCUMSTANCES. Except as may be disclosed in the Company's 10-K for the year ended March 31, 2002 to be filed on or before July 11, 2002, no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

Section 4.11. LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents or on the Disclosure Schedule, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or any of their officers or directors in their capacities as such, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect. There is no action, proceeding or investigation by the Company currently pending or that the Company intends to initiate, other than in the ordinary course of its business.

Section 4.12.  INSURANCE.  The Company and each subsidiary  maintains directors'
and officers' liability, property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

Section 4.13. TAX MATTERS. The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, if any, that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and there is no liability as of the date hereof for any tax for which there is not an adequate reserve reflected in the Company's publicly filed financial statements. All federal, state, local and foreign franchise, sales, use, occupancy, excise, withholding and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company, except where the failure to provide for or pay such taxes and assessments would not have a Material Adverse Effect on the Company. No examination of any tax return of the Company is currently in progress, except where such examinations would not have a Material Adverse Effect on the

Company. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

Section 4.14. INTELLECTUAL PROPERTY RIGHTS. The Company has sufficient title and ownership of or is licensed under all patents, patent applications, trademarks, service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs owned or licensed by the Company, documentation, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted and, except as set forth on the Disclosure Schedule, without any conflict with and without infringement of the rights of others. Except as set forth on the Disclosure Schedule, the Company has not received any written communications alleging that it has violated or, by conducting its businesses as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as disclosed on the Disclosure Schedule, the Company does not believe it is or will be necessary to use any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company (unless made prior to employment as an independent contractor to the Company).

Section 4.15. INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls that provide reasonable assurance that
(i) all  transactions  to which the Company or any  Subsidiary  is a party or by which its  properties  are bound are executed with  management's  authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

Section 4.16. ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that each of the Investor is acting solely in the capacity of arm's-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Investor's purchase of the Securities. The Company further represents to Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.17. EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict in any material respect with such employee's obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. To the best of the Company's knowledge, no officer of the Company nor any Key Employee (as hereinafter defined) of the Company, the termination of whose employment, either individually or in the aggregate, would have a Material Adverse Effect, has any intention of terminating his or her employment with the Company. For purposes of this Agreement, "Key Employee" means and includes each officer of the Company and each employee who contributes to any significant degree to the invention, design or authorship of the Company's Intellectual Property. The Company has complied in all material respects with all applicable laws relating to employment of labor, including provisions relating to wages, hours, ERISA, equal opportunity, collective bargaining and the payment of social security and other taxes.

Section 4.18. Environmental Matters.
              ---------------------

     (a) The Company has duly complied with, and, to the best knowledge of the Company, all the real estate leased by it either currently or in the past (hereinafter referred to collectively as the "Premises") are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

     (b) The Company has been issued, and will maintain, all federal, state and local permits, licenses, certificates and approvals known to the Company to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

     (c) The Company has not received notice of, nor does the Company know of any facts that might constitute, any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, that relate to the use, ownership or occupancy of any of the Premises, and the Company is not in violation of any covenants, conditions, easements, rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto.

     (d) Except in accordance with a valid governmental permit, license, certificate or approval, the Company has not caused any emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Premises, of any toxic or hazardous substances or wastes at or from any of the Premises.

     (e) There has been no complaint, order, directive (other than directives applicable to the general public), claim, citation or notice by any governmental authority or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing any of the Premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting, in any material respect, the Company, any of the Premises or any improvements located thereon, or the businesses thereon conducted.

Section 4.19. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR

Investor covenants as follows.

Section 5.1 BEST EFFORTS. Investor shall use its best efforts to timely satisfy each of the conditions to be established by it as provided in Article II of this Agreement.

Section  5.2  REGULATION  S  COMPLIANCE.   Investor   agrees  that  any  hedging
transactions with respect to the Common Stock will only be conducted in compliance with Regulation S. Investor certifies that it is not a U.S. Person (as defined for purposes of Regulation S) and is not acquiring the Securities for the account or benefit of a U.S. Person. The Investor understands and acknowledges that the Company may refuse to register the transfer of any Securities unless made in accordance with the registration or exemption provisions of the Securities Act.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1. BEST EFFORTS. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 6.2. REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect, and the Company shall comply with the terms thereof.

Section 6.3. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock in an amount not less than 200% of the number of shares of Common Stock needed to provide for the issuance of the Purchased Shares and the Warrant Shares (as may be adjusted from time to time). The Company further agrees at if at any time 200% of the number of shares of Common Stock issuable under the Agreement would cause the Company to be obligated to issue a number of shares of Common Stock in excess of its authorized capital (after taking into account all other Capital Shares Equivalents then existing), it shall promptly commence and effect all necessary corporate and shareholder action necessary to increase its authorized capital so as to eliminate the aforesaid condition.

Section 6.4. LISTING OF COMMON STOCK. The Company shall maintain the listing of the Common Stock on a Principal Market and, as soon as required by the rules of the Principal Market and any other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed, shall list the Purchased Shares and the Warrant Shares on the Principal Market and each such other exchange or system. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Purchased Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investor to cause the Purchased Shares and the Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action necessary to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) trading days of the Company's receipt thereof, until the Investor have disposed of all of its Registrable Securities.

Section 6.5. EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the Investor has disposed of all of its Registrable Securities.

Section 6.6. LEGENDS. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.7. CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. The Company will take all steps necessary to preserve and continue its corporate existence. The Company shall not enter into any agreement, the terms of which agreement would materially restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

Section 6.8. CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.9. ISSUANCE OF PURCHASED SHARES, WARRANTS AND WARRANT SHARES. The sale of the Purchased Shares and the Warrants and the issuance of the Warrant Shares shall be made in accordance with the provisions and requirements of Regulation S (or if that exemption shall fail for any reason, then in accordance with Section 4(2), Section 4(6) or Regulation
D). The Company shall take such actions as necessary to qualify the sales made hereunder to the Investor under Regulation S. If requested by the Investor, the Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to Investor promptly after such filing.

Section 6.10. RELIEF IN BANKRUPTCY. The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the exercise of the Warrants. The Company agrees, without cost or expense to the Investor, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

Section 7.1. SURVIVAL. The representations, warranties and covenants made by the Investor and the Company in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby for a period of two (2) years. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2. Indemnity.
             ---------

     (a) The Company shall indemnify and hold harmless the Investor, its respective Affiliates and their respective officers, directors, partners and members (each an "Indemnified Party"), from and against any and all Damages, and shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by such Indemnified Party and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

          (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

          (iii)any action instituted against the Investor by any stockholder of the Company who is not an affiliate of an Investor, with respect to any of the transactions contemplated by the Transaction Documents.

     (b) Investor shall indemnify and hold harmless the Company, its Affiliates, directors and officers (each an "Indemnified Party"), from and against any and all Damages, and shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by such Indemnified Party and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact or breach of any of Investor's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant hereto or thereto; or

          (ii) any failure by the Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant hereto or thereto.

Section 7.3. NOTICE. Promptly after receipt by an Indemnified Party seeking indemnification pursuant to Section 7.2 of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the other party hereto (the "Indemnifying Party") of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnified Party and the Indemnifying Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4. DIRECT CLAIMS. In the event an Indemnified Party should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII

                    NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1. NON-DISCLOSURE OF NON-PUBLIC INFORMATION. The Company shall not disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investor.

                                   ARTICLE IX

                      LEGENDS; TRANSFER AGENT INSTRUCTIONS

Section  9.1.  LEGENDS.   Unless  otherwise  provided  below,  each  certificate
representing Registrable Securities will bear the following legend or equivalent (the "LEGEND"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION, SUPPORTED IN EACH CASE (OTHER THAN PURSUANT TO A REGISTRATION STATEMENT) BY AN OPINION OF COUNSEL.

Section 9.2. TRANSFER AGENT INSTRUCTIONS. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and shall issue to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) Irrevocable Transfer Agent Instructions substantially in the form of EXHIBIT B hereto. Such Irrevocable Transfer Agent Instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.

Section 9.3. NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. After the Effective Date, upon request of the Investor the Company will substitute certificates without restrictive legend for certificates for the Purchased Shares issued prior to the Effective Date which bear restrictive legends and remove any stop-transfer restriction relating thereto promptly, but in no event later than three trading days after request for removal, provided that in connection with any such event, the Investor shall confirm in writing to the Company or its transfer agent, that
(i) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer the shares represented thereby in a bona fide transaction to a third party that is not an affiliate of the Investor, and (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

Section 9.4. INVESTOR'S COMPLIANCE. Nothing in this Article shall affect in any way Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

Section 9.5. TRANSFERS WITHOUT REGISTRATION. If Investor provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by Investor of any Securities is not required under the Securities Act, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Investor and, if such opinion provides that such legends can be removed, without any restrictive legends.

Section 9.6. INJUNCTIVE RELIEF. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article IX will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article IX, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                    ARTICLE X

                           CHOICE OF LAW; ARBITRATION

Section 10.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in Delaware by persons domiciled in Delaware and without regard to its principles of conflicts of laws. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.

Section 10.2. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules. In the event of any conflict between those Rules and this Agreement, this Agreement will govern.

     Arbitration will be conducted by a panel of three (3) arbitrators (the "Panel"). Within fifteen (15) days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. The members of the Panel shall decide on one member to act as Chair. If the arbitrators selected by the parties are unable or fail to agree on a third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.

     The place of arbitration shall be New York, New York. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware unless the matter at issue is the corporation law of the company's state of incorporation, in which event the corporation law of that jurisdiction shall govern that particular issue. Either party may, without waiving any remedy under this Agreement, seek from any Court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the Panel's determination of the merits of the controversy. If any such provisional relief is sought, the non-prevailing party shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with that proceeding.

     Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the Chair of the Panel, which determination shall be conclusive. Document exchange shall be completed within forty-five (45) days following selection of the last member of the Panel. At the request of a party, the Panel, through its Chair, shall have the discretion to order examination by deposition of witnesses to the extent the Panel deems such discovery relevant and appropriate. Depositions shall be limited to a maximum of three per party and shall be held within thirty (30) days of authorization by the Panel. Additional depositions may be scheduled only with the permission of the Chair of the Panel for good cause shown. Each deposition shall be limited to one day's duration. All objections are reserved for the arbitration hearing except for objections based on privilege.

     The award of the arbitrators shall be accompanied by a written reasoned opinion, which, to the extent practical, shall be rendered no more than thirty
(30) calendar days following the close of the Panel's adjudicatory hearing on the issues submitted for arbitration. The decision of the Panel will be final, binding, conclusive and non-appealable. The decision of the Panel will be entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Panel (or the sole arbitrator selected, if there is no timely response by the responding party) is authorized and directed to enter a default judgment against a party who fails to take action or to participate in any proceeding hereunder within the time periods prescribed by this Agreement, and by the AAA Rules and/or the Panel.

     The Panel shall award to the prevailing party, as determined by the Panel, all that party's costs and expenses. "Costs and expenses" means all reasonable pre-award expenses of arbitration, including discovery and deposition expenses, witness fees, costs and expenses, and attorneys' fees. If the Panel is unable to determine which party is the "prevailing party," the Panel shall apportion the costs and expenses as it deems appropriate.

                                   ARTICLE XI

                                   ASSIGNMENT

Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any Securities; provided, however, Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any Affiliate of the Investor, who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement, provided that such transfer otherwise complies with applicable securities laws.

                                   ARTICLE XII

                                     NOTICES

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:


If to the Company:                    Galaxy Nutritional Foods, Inc.
                                      2441 Viscount Row
                                      Orlando, FL 32809
                                      Attn: Angelo S. Morini, CEO
                                      Tel: (407) 855-5500
                                      Fax: (407) 855-1099

with a copy to
(shall not constitute notice):        Baker & Hostetler, LLP
                                      200 South Orange Ave., Suite 2300
                                      Orlando, FL 32802
                                      Attn: Kenneth C. Wright, Esq.
                                      Tel: (407) 649-4001
                                      Fax: (407) 841-0168

if to the Investor:                   As set forth on the signature pages hereto

with a copy to:                       Kevin A. Prakke, Esq.
(shall not constitute notice)         Wyrick Robbins Yates & Ponton LLP
                                      4101 Lake Boone Trail, Suite 300
                                      Raleigh, North Carolina 27607
                                      Telephone: (919) 781-4000
                                      Facsimile: (919) 781-4865

Either party hereto may from time to time change its address or facsimile number for notices under this Article XII by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Article XII.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1. COUNTERPARTS/ FACSIMILE/ AMENDMENTS. This Agreement may be executed in multiple identical counterparts, each of which may be executed by fewer than all of the parties and shall be deemed to be an original instrument that shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the party against whom enforcement is sought.

Section 13.2. ENTIRE AGREEMENT. This Agreement, the other Transaction Documents, which include, but are not limited to, the Warrants, the Registration Rights Agreement, the Escrow Agreement and the Irrevocable Transfer Agent Instructions set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 13.3. SEVERABILITY. Any invalidity, illegality or limitation of the enforceability with respect to any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of any other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.4. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given trading day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written agreement of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.5. FEES AND EXPENSES. Subject to a cap of $20,000, the Company shall pay the reasonable fees, expenses and disbursements of Wyrick Robbins Yates & Ponton LLP, the Investor's counsel, pursuant to the terms of the Escrow Agreement, and accounting fees, due diligence expenses and other disbursements of the Investor. In addition, the Company shall reimburse the Investor for any reasonable expenses and legal fees incurred enforcing its rights under the Agreement or in connection with any modification or waiver with respect thereto requested by the Company. The Company's obligations under this Section 13.5 shall arise and remain in force whether or not any closing occurs hereunder, unless such failure to close is solely the result of default by the Investor.

Section 13.6. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or the Investor or any subsequent holder of any Securities upon any breach, default or noncompliance of the Investor, any subsequent holder of any Securities or

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the Company under this Agreement,  shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investor of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Investor, shall be cumulative and not alternative.

Section 13.8 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Investor or its transferees holding at least fifty percent (50%) of the outstanding Purchased Shares and Warrant Shares (assuming the exercise of all Warrants), voting together as a single group; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage required under this Section 13.8. Any amendment or waiver effected in accordance with this Section 13.8 shall be binding upon the Investor and each transferee of the Securities. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investor (or its transferees) who have not previously consented thereto in writing.

                                   * * * * * *

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

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                        COMPANY:

                                        GALAXY NUTRITIONAL FOODS, INC.


                                        By:    /s/ Angelo S. Morini
                                               ---------------------------------
                                        Name:  Angelo S. Morini
                                               ---------------------------------
                                        Title: Chairman, President, and CEO
                                               ---------------------------------

                                        INVESTOR:

Address: 260 Town Center Blvd           Stonestreet Limited Partnership
Suite 201                               By: Stonestreet Corporation,
Markham, Ontario, Canada L3R BH8            its General Partner

Fax:
                                        By:    /s/ M. Finkelstein
                                               ---------------------------------
                                        Name:  M. Finkelstein
                                               ---------------------------------

                                        Aggregate Purchase Price:  $1,500,000
                                        Number of Purchased Shares:  367,647
                                        Warrants:  122,549

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